As filed with the Securities and Exchange Commission on May 13, 2004

Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Transocean Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation or organization)	66-0582307 (I.R.S. Employer Identification No.)

4 Greenway Plaza Houston, Texas (Address of Principal Executive Offices)	77046 (Zip Code)

Long-Term Incentive Plan
(Full title of the plan)

Eric B. Brown, Esq.
Transocean Inc.
4 Greenway Plaza
Houston, Texas 77046
(Name and address of agent for service)

(713) 232-7500
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
	Amount to be	offering price per	aggregate offering	Amount of
Title of securities to be registered	registered	share (1)	price (1)	registration fee
Ordinary Shares, par value $.01 per share	4,000,000	$25.66	$102,640,000	$13,004.49

(1)	Estimated pursuant to Rules 457(c) and (h) solely for the purpose of computing the registration fee and based upon the average of the high and low sales prices of the ordinary shares reported on the New York Stock Exchange Composite Tape on May 10, 2004.

ITEM 8. EXHIBITS.
SIGNATURES
EXHIBIT INDEX
Opinion of Walkers
Consent of Ernst & Young LLP
Powers of Attorney

     This Registration Statement is being filed by Transocean Inc. (“Transocean”) pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-8 (Registration No. 333-94543) filed with the Securities and Exchange Commission (the “SEC”) on January 12, 2000 are incorporated herein by reference.

ITEM 8. EXHIBITS.

*4.1	—	Long-Term Incentive Plan of Transocean, as amended and restated effective February 12, 2004 (incorporated by reference to Appendix B to Transocean’s Definitive Proxy Statement on Schedule 14A filed with the SEC on March 19, 2004)

5.1	—	Opinion of Walkers, regarding the legality of securities to be issued by Transocean

23.1	—	Consent of Ernst & Young LLP

23.2	—	Consent of Walkers (contained in Exhibit 5.1)

24.1	—	Powers of Attorney

     * Incorporated herein by reference as indicated.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 13, 2004.

TRANSOCEAN INC.
By:	/s/ Robert L. Long
Robert L. Long
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 13, 2004.

Signature	Title
* J. Michael Talbert	Chairman of the Board of Directors

/s/ Robert L. Long Robert L. Long	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Gregory L. Cauthen Gregory L. Cauthen	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

* Victor E. Grijalva	Director

* Arthur Lindenauer	Director

* Paul B. Loyd, Jr.	Director

* Martin B. McNamara	Director

* Roberto Monti	Director

* Richard A. Pattarozzi	Director

* Kristian Siem	Director

* Robert M. Sprague	Director

* Ian C. Strachan	Director

* By:	/s/ William E. Turcotte
William E. Turcotte
(Attorney-in-Fact)

EXHIBIT INDEX

Exhibit No.		Description
*4.1	—	Long-Term Incentive Plan of Transocean, as amended and restated effective February 12, 2004 (incorporated by reference to Appendix B to Transocean’s Definitive Proxy Statement on Schedule 14A filed with the SEC on March 19, 2004)

5.1	—	Opinion of Walkers, regarding the legality of securities to be issued by Transocean

23.1	—	Consent of Ernst & Young LLP

23.2	—	Consent of Walkers (contained in Exhibit 5.1)

24.1	—	Powers of Attorney

     *Incorporated herein by reference as indicated.